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Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the references to our firm and to the use of our reports effective October 1, 2000 and October 1, 2001 for Helmerich & Payne, Inc.'s exploration and production business in the Proxy Statement/Prospectus of Key Production Company, Inc. and Cimarex Energy Co. constituting a part of the Registration Statement on Form S-4 of Cimarex Energy Co.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ FREDERIC D. SEWELL Frederic D. Sewell Chairman and Chief Executive Officer

Dallas, Texas
August 15, 2002

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  Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS